UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                          SCHEDULE 14C

         Information Statement Pursuant to Section 14(c)
Of the Securities Exchange Act of 1934 (Amendment No.__________)

Check the appropriate box:

[X] Preliminary Information Statement Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[ ]    Definitive Information Statement

                   American Busing Corporation
        ------------------------------------------------
        (Name of Registrant As Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required

[ ]    Fee computed on table below as per Exchange Act Rules
       14c-5(g) and 0-11

(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:

[ ] Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

                   AMERICAN BUSING CORPORATION
                      13134 State Route 62
                        Salem, Ohio 44460

                      INFORMATION STATEMENT
          PURSUANT TO REGULATION 14C PROMULGATED UNDER
         THE SECURITIES EXCHANGE ACT OF 1934 AS AMENDED

                       General Information

         This information is being mailed on or about March 15, 2004 to holders of record as of February 17, 2004 of shares of common stock, par value $.001 per share ("Common Stock") of American Busing Corporation, a Nevada corporation (the "Company", "us" or "we"). It is being provided to the shareholders of the Company in connection with our prior receipt of approval by written consent, in lieu of a special meeting, of the holders of a majority of our Common Stock authorizing us to:

     1. Amend and restate our Articles of Incorporation to affect the following:

          (a)  A name change to "Giant Motorsports, Inc.";

          (b) Add a new class of preferred shares consisting of 5,000,000 shares of preferred stock;

          (c) Appoint a registered agent in Nevada to accept service of process on our behalf;

          (d) Provide for the limitation of liability for the acts of directors and officers of the Company; and

          (e) Provide for the indemnification of directors, officers, employees and agents of the Company and certain other persons.

     2. Change our accounting year from an August 31st fiscal year to a December 31st calendar year reporting period.

     3. Approve the appointment of BDO Seidman, LLP as our new independent auditors for the fiscal year ending December 31, 2004.


              WE ARE NOT ASKING YOU FOR A PROXY AND
            YOU ARE REQUESTED NOT TO SEND US A PROXY

         The Board of Directors on February 17, 2004, adopted, by unanimous written consent, resolutions authorizing (i) the amendment of the Company's Articles of Incorporation to affect the changes listed above, (ii) a change in the Company's accounting year to the calendar year ending December 31st, and
(iii) the replacement of Miller and McCollom, the Company's former independent auditors, with BDO Seidman, LLP. Shareholders holding shares representing more than a majority of the votes entitled to be cast at a meeting of the Company's shareholders consented in writing to the proposed actions on February 17, 2004. The approved actions will not become effective until twenty
(20) days after the date of the mailing of this Information Statement to our shareholders.

         The elimination of the need for a special meeting of the shareholders to approve the actions set forth herein is authorized by Section 78.320 of the Nevada Revised Statutes, (the "Nevada Law"). This Section of Nevada Law provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on a matter were present and voted, may be substituted for the special meeting.

     In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the actions set forth herein as early as possible in order to accomplish the purposes of the Company, the Board of Directors of the Company voted to effect approval of these actions by the written consent of our shareholders who hold a majority of our Common Stock.

         This Information Statement is furnished solely for the purpose of informing our shareholders of the corporate actions taken, pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Nevada Law. No action is requested nor required on your part.


              Outstanding Shares and Voting Rights

         The Board of Directors fixed February 17, 2004 as the record date for the determination of stockholders entitled to receive this Information Statement (the "Record Date"). As of the Record Date, there were 10,425,000 shares of Common Stock entitled to vote. The Common Stock constitutes the sole outstanding class of voting securities of the Company. Each share of Common Stock entitles the holder to one (1) vote on all matters submitted to shareholders. The two current members of the Board of Directors and one other shareholder, who is an employee of Cycles, in the aggregate, own 8,000,000 shares of our Common Stock which constitutes a majority of 76.74% of the outstanding voting securities of the Company. They have adopted, ratified and approved resolutions to effect the actions described in this Information Statement. No other votes are required or necessary.

         Nevada Law does not provide for dissenters' right of appraisal in connection with any of the actions being taken by us.

   Interests of Certain Persons; Proposals by Security Holders

     Except for any benefits that the current directors and officers may receive from the authorization of preferred stock by the Company (e.g. the ability to issue shares of preferred stock to make it more difficult or discourage the acquisition or a change in control of the Company), as described in greater detail below, none of the persons who have been directors or officers of the Company at any time since the beginning of the last fiscal year, nor any associate of any such persons, has any interest in the matters to be acted upon. Neither of our directors has informed us in writing that he intends to oppose any action to be taken by us. No proposals have been received from any of our shareholders.


                        Change of Control

         A change of control of the Company was completed on January 16, 2004, on which date Russell A. Haehn and Gregory A. Haehn acquired, in the aggregate, approximately 73% of the Company's outstanding Common Stock. Immediately prior to that acquisition, Edmond Forister, the Company's former sole director and officer, owned over 76% of the Company's outstanding Common Stock. This transaction also resulted in our acquisition of W.W. Cycles, Inc., an Ohio corporation ("Cycles"), as a wholly-owned subsidiary. Additionally, we sold our existing subsidiary, Able Busing Corp., to Kim Dmuchowski, who was the sole officer and director of such subsidiary, for nominal consideration. The Haehns also became the sole officers and directors of the Company. The Haehns used their own personal funds to acquire our Common Stock and also exchanged their shares of common stock of Cycles.


       Security Ownership of Certain Owners and Management

         The following table sets forth the Common Stock ownership information as of February 17, 2004, the record date, with respect to (i) each person known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock;
(ii) each or our directors; (iii) each of our named executive officers; and (iv) all directors and executive officers as a group. The information set forth in the table and accompanying footnotes has been furnished by the named beneficial owners.

Name and Address of        Number of Shares         Percent of
Beneficial Owner (1)      Beneficially Owned         Class (2)
--------------------      ------------------        ----------

  Russell A. Haehn            4,785,000                45.9%

  Gregory A. Haehn            2,815,350 (3)            27.0%

 All Directors and            7,600,000                72.9%
 Executive Officers
 as a Group (2 persons)

-----------------

(1) The persons named in the table have sole voting and investment power with respect to all the shares of Common Stock beneficially owned by them, subject to community property laws where applicable. The address of each person named in the table is c/o Giant Motorsports, Inc., 13134 State Route 62, Salem, Ohio 44460.

(2) The ownership percentages set forth in the table are based on 10,425,000 shares of Common Stock issued and outstanding. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities where applicable.

(3) Includes 350 shares of Common Stock held in custody for one of Mr. Haehn's children.


         Purpose and Effect of the Proposed Name Change

         On January 16, 2004, we acquired Cycles, a retail dealer of motorcycles, all terrain vehicles, scooters and personal watercraft, which conducts business under the name "Andrews Cycles." In connection with this acquisition, the Board of Directors determined to change the name of the Company to Giant Motorsports, Inc. As a result of the name change, there will also be a change in the Company's trading symbol to an available symbol on the Over the Counter Bulletin Board ("OTCBB") which more closely reflects the Company's new name. The purpose of the name change is to more accurately reflect the Company's present business and its activities as well as facilitate the future development of its business.

         Approval of the name change required the affirmative consent of at least a majority of the outstanding shares of Common Stock of the Company. Messrs. Russell Haehn and Gregory Haehn, who together own greater than a majority of all of the outstanding shares of Common Stock entitled to vote, have already consented to the name change.


Purpose and Effect of Authorization of a Class of Preferred Stock

     The amendment to our Articles of Incorporation will create 5,000,000 authorized shares of "blank check" preferred stock. The following summary does not purport to be complete and is qualified in its entirety by reference to our Restated Articles of Incorporation attached as Exhibit A to this Information Statement.

     The term "blank check" refers to preferred stock, the creation and issuance of which is authorized in advance by the shareholders and the terms, rights and features of which are determined by the Board of Directors of the Company upon issuance. This right, which is granted pursuant to Section 78:195 of the Nevada Law, may be carried out by the Board through resolutions passed pursuant to authorization under our Restated Articles of Incorporation. The authorization of such "blank check" preferred stock would permit the Board to authorize and issue preferred stock from time to time in one or more series.

     Subject to the provisions of our Restated Articles of Incorporation, and the limitations prescribed by law, the Board of Directors would be expressly authorized, at its discretion, to adopt resolutions to issue shares, to fix the number of shares and to change the number of shares constituting any series and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether the dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any series of the preferred stock, in each case without any further action or vote by the shareholders. The amendment to our Articles of Incorporation would give the Board flexibility, without further shareholder action, to issue preferred stock on such terms and conditions as it deems to be in the best interests of the Company and its shareholders.

     The amendment will provide the Company with increased financial flexibility in meeting future capital requirements by providing another type of security in addition to its Common Stock, as it will allow preferred stock to be available for issuance from time to time and with such features as determined by the Board for any proper corporate purpose. It is anticipated that such purposes may include exchanging preferred stock for Common Stock and, without limitation, may include the issuance for cash as a means of obtaining capital for use by the Company, or issuance as part or all of the consideration required to be paid by the Company for acquisitions of other businesses or assets.

     Any issuance of preferred stock with voting rights could, under certain circumstances, have the effect of delaying or preventing a change in control of the Company by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control of the Company. Shares of voting or convertible preferred stock could be issued, or rights to purchase such shares could be issued, to render more difficult or discourage an attempt to obtain control of the Company by means of a tender offer, proxy contest, merger or otherwise. The ability of the Board to issue such additional shares of preferred stock, with the rights and preferences it deems advisable, could discourage an attempt by a party to acquire control of the Company by tender offer or other means. Such issuances could therefore deprive shareholders of benefits that could result from such an attempt, such as the realization of a premium over the market price that could result. Moreover, the issuance of such additional shares of preferred stock to persons friendly to the Board could make it more difficult to remove incumbent managers and Directors from office even if such change were to be favorable to stockholders generally.

     We do not currently have any arrangement or plans to issue any shares of preferred stock.


    Purpose of other Amendments to Articles of Incorporation

     As a result of the change of control we believe that it is in the best interests of the Company to appoint a new registered agent in the State of Nevada, since we need to have an agent located there to accept service of process and other matters relating to our incorporation in Nevada.

     Additionally, since we are otherwise amending our Articles of Incorporation, we felt it to be in the best interest of the Company to acknowledge certain limitations of liability and indemnification available to our directors, officers and employees under Nevada Law, by including those provisions in our Restated Articles of Incorporation.


           Form of Restated Articles of Incorporation

     A form of our Restated Articles of Incorporation is annexed hereto as Exhibit A.
          ---------

                    Change of Accounting Year

     On January 16, 2004, we acquired Cycles and its entire business operations. Cycles is currently a wholly-owned subsidiary of the Company. Cycles' financial statements, since inception, have been reported on a December 31st calendar-year basis. Since Cycles' business accounts for all of our current revenues, and we will prepare our financial statements, going forward, on a consolidated basis with Cycles, it has become necessary to change our accounting period to a calendar-year reporting period ending on December 31st of each year.


                       Auditor Information

Change in Independent Auditors
------------------------------

     At the request of the Board of Directors, Miller and McCollom ("M&M") resigned as our independent auditors effective as of March 3, 2004. We did not make this request due to concerns about the quality of M&M's work or due to any disagreements with M&M. Rather, we requested M&M's resignation solely due to the change in control of the Company and the desire of current management to engage independent auditors that are more familiar with Cycles' business. We engaged BDO Seidman, LLP ("BDO Seidman") as our independent auditors shortly after the termination of M&M. Pursuant to the written consent of the shareholders holding a majority of our outstanding shares of Common Stock, the appointment of BDO Seidman was approved for our fiscal year ending December 31, 2004.

     The reports of M&M on the financial statements for the fiscal years ended August 31, 2003 and August 31, 2002, both contained a qualification by M&M raising substantial doubt of the Company's ability to continue as a going concern. This qualification in M&M's report contained in the Company's fiscal year 2002 financial statements was based on the Company's minimal working capital and nominal business operations. M&M's qualification in its report contained in the Company's fiscal year 2002 financial statements was based on the Company's accumulated deficit, minimal working capital and nominal business operations. M&M's reports did not contain any other adverse opinion or disclaimer of opinion and were not otherwise qualified or modified as to uncertainty, audit scope or accounting principles.

     The reports of the independent auditors for Cycles' financial statements for the fiscal years ended December 31, 2002 and December 31, 2001 do not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. There is no reason for us to believe that the independent auditors' report for Cycles' financial statements for the fiscal year ended December 31, 2003 will contain any of such items. Since we acquired all of Cycles' business on January 16, 2004, we do not anticipate that our financial statements for the fiscal year ending December 31, 2004, will contain a going concern qualification, although no assurances can be given.

     In connection with the audits referred to above and through March 3, 2004, there were no: (i) disagreements between the Company and M&M on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreements, if not resolved to the satisfaction of M&M, would have caused them to make reference to the subject matter of the disagreement or disagreements in their reports on the financial statements for that fiscal year; or
(ii) reportable events involving M&M that would have required disclosure under Item 304(a)(1)(iv) of Regulation S-B.


Audit Fees
----------

     We paid M&M the following amounts, in connection with the audit of our financial statements for the last two fiscal years:

     August 31, 2003 - $6,175.00

     August 31, 2002 - $1,339.91


Audit-Related Fees
------------------

     We paid M&M the following audit-related fees, for the last two fiscal years, for services that are reasonably related to the performance of the audit or review of our financial statements and not reported elsewhere:

     Audit-Related Fees paid after August 31, 2003 - $3,125.00

     Audit-Related Fees paid from inception through August 31, 2003 - $6,925.00

Tax Fees.
---------

     We paid M&M the following amounts, in connection Tax Fees for the last two fiscal years:

     August 31, 2003 - $375.00

     August 31, 2002 - $325.00


All Other Fees
--------------

     No other fees have been paid to M&M other than the audit fees described above.

Audit Committee Policies and Procedures
---------------------------------------

     The Company does not have an audit committee.


                          Other Matters

     The directors of the Company are not aware of any matter other than those described in this Information Statement that is to be presented for the consent of the shareholders.


                        Other Information

     As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the actions set forth herein. As the requisite shareholder vote for the actions set forth herein, including any amendment to our Articles of Incorporation as described in this Information Statement was obtained upon the delivery of the written consent of a majority of the shareholders, WE ARE NOT ASKING FOR A PROXY FROM YOU AND YOU ARE REQUESTED NOT TO SEND US ONE. This Information Statement is intended to provide our shareholders information required by the rules and regulations of the Exchange Act.

     The cost of distributing this Information Statement has been borne by us. The distribution will be made by mail.

     We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information we file at the Securities and Exchange Commission's public reference rooms in Washington, D.C., and Chicago, Illinois. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the internet website maintained by the Securities and Exchange Commission at: http://www.sec.gov.


By Order of the Board of Directors



/s/ Gregory A. Haehn
----------------------------------
Gregory A. Haehn
President and Chief Operating Officer





March 4, 2004

        EXHIBIT A - FORM OF RESTATED ARTICLES OF INCORPORATION

               RESTATED ARTICLES OF INCORPORATION

                               OF

                     GIANT MOTORSPORTS, INC.

           (Pursuant to NRS 78.403; 78.385 and 78.390)


                            Article 1

                              Name
                              ----

     The name of the corporation is Giant Motorsports, Inc.

                            Article 2

                        Registered Agent
                        ----------------

     The name of the Resident Agent of the corporation is CSC
Services of Nevada, Inc. The address of the Resident Agent of the corporation is 502 East John Street, Carson City, Nevada 89706.

                            Article 3

                        Authorized Shares
                        -----------------

     The total number of shares which the corporation is authorized to issue is Eighty Million (80,000,000) shares, of which Seventy-Five Million (75,000,000) shares are common stock, with a par value of $0.001 per share, and Five Million
(5,000,000) shares are preferred stock, with a par value of $0.001 per share.

     The powers, preferences and rights, and the qualifications, limitations and restrictions of the corporation's common stock and preferred stock are as follows:

     (a) Holders of the corporation's common stock as a class, have equal ratable rights to receive dividends when, as and if declared by the Board of Directors, out of funds legally available therefor and are entitled upon liquidation of the corporation to share ratably in the net assets available for distribution, are not redeemable and have no pre-emptive or similar rights; and holders of the corporation's common Stock have one non-cumulative vote for each share held of record on all matters to be voted on by the corporation's shareholders.

     (b) The shares of preferred stock may be issued and reissued from time to time in one or more series. The Board of Directors is hereby authorized to fix or alter the dividend rights, dividend conversion rights, voting rights, rights and terms of redemption (including sinking fund or other provisions), the redemption price or prices, the liquidation preferences, and such other designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such stock adopted from time to time by the Board of Directors. The Board of Directors is hereby expressly vested with authority to determine and fix in the resolution or resolutions providing for the issuances of preferred stock the voting powers, designations, preferences and rights, and the qualifications, limitations or restrictions thereof, of each such series to the full extent now or hereafter permitted by the laws of the State of Nevada.

                            Article 4

                       Board of Directors
                       ------------------

     The number of directors shall be one (1) or more, as fixed from time to time by, or in the manner provided in the By-Laws of the Corporation.

                            Article 5

                             Purpose
                             -------

     The corporation may engage in any lawful activity for which corporations may be organized under NRS 78.


                            Article 6

                     Limitation of Liability
                     -----------------------

     To the fullest extent permitted by NRS 78, no director or officer of the corporation shall be personally liable to the corporation or its shareholders for damages for breach of fiduciary duty as a director or officer, except (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) for the payment of dividends or other distributions in violation of NRS 78.300, as amended.

     If NRS 78 is amended to authorize the further elimination of the liability of a director of the corporation or an officer of the corporation, such shall be eliminated or limited to the fullest extent authorized, as so amended.

     Any repeal or modification of this Article 6 shall not adversely affect any right or protection of a director or officer of the corporation existing hereunder with respect to any act or omission occurring prior to or at the time of such repeal or modification.

                            Article 7

                         Indemnification
                         ---------------

     The corporation will indemnify, to the fullest extent permitted by NRS 78.7502 and any other law applicable thereto, any person (the "Indemnified Party") made or threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving as a director, officer, employee or agent of another entity at the request of the corporation or any predecessor of the corporation, against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including reasonable attorneys' fees and disbursements) that he or she incurs in connection with such action or proceeding.

     The corporation will, from time to time, reimburse or advance to any Indemnified Party the funds necessary for payment of expenses, including reasonable attorneys' fees and disbursements incurred in connection with defending any proceeding for which he or she is indemnified by the corporation, in advance of the final disposition of such proceeding, provided that the corporation has received the undertaking of such Indemnified Party to repay any such amounts so advanced if it is ultimately determined by a final non-appealable judicial decision that the Indemnified Party is not entitled to be indemnified for such expenses.

     The undersigned, being the President and Chief Operating Officer of the corporation, does hereby certify that the amendments contained in this Restated Articles of Incorporation were approved by the written consent of the shareholders of the corporation holding a majority of the corporation's shares of common stock entitled to vote at a meeting for such purpose, and the undersigned has caused this certificate to be signed this 17th day of February, 2004.




                            By: /s/ Gregory A. Haehn
                               ----------------------------------
                               Name: Gregory A. Haehn
                               Title: President and Chief
                                      Operating Officer